Exhibit 99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights”, “Fund Counsel, Independent Directors’ Counsel and Independent Registered Public Accounting Firm,” “Financial Information” and “Independent Registered Public Accounting Firm”, and to the use of our report dated December 28, 2009, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 034-66528 and 811-07912) of Old Westbury Funds, Inc.

/s/: Ernst & Young LLP

ERNST & YOUNG LLP

New York, New York
February 24, 2010